Exhibit 15.2

March 24, 2025

16/F, Tower A, Fairmont Tower

33 Guangshun North Main Street

Chaoyang District, Beijing

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 3. KEY INFORMATION—Our Operations in China and Permissions Required from the PRC Authorities for Our Operations,” “Item 3. KEY INFORMATION—D. Risk Factors—Risks Related to Our Corporate Structure,” “Item 4. INFORMATION ON THE COMPANY—C. Organizational Structure” and “ITEM 10. ADDITIONAL INFORMATION—E. Taxation—PRC Taxation” in Cloopen Group Holding Limited’s Annual Report on Form 20-F for the year ended December 31, 2023 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on the date hereof.

We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ CM Law Firm

CM Law Firm